STATE OF NEW JERSEY DEPARTMENT OF THE TREASURY DIVISION OF REVENUE AND ENTERPRISE SERVICES FILING CERTIFICATION (CERTIFIED COPY) LAKESIDE SERENITY RESORTS INC. 0451289474 I, the Treasurer of the State of New Jersey, do hereby certify, that the above-named did file and record in this department the below listed document(s) and that the foregoing is a true copy of the formation certificate as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office. IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal 21st day of May, 2025 Elizabeth Maher Muoio State Treasurer Certificate Number : 4280468778 Verify this certificate online at https://www1.state.nj.us/TYTR_StandingCert/JSP/Ve rify_Cert.jsp New Jersey Division of Revenue & Enterprise Services Certificate Of Amendment To The Certificate Of Incorporation By The Incorporator(s) NJSA 14A:9-1 et seq. New Jersey Profit Corporation Act State of New Jersey Department of the Treasury Division of Revenue & Enterprise Services Business Amendments Filed Validation Number: 4280627244 05/22/25 10:39:27 Verify this certificate online at https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp The Undersigned Incorporator(s), for the purpose of amending the original Certificate of Incorporation, does (do) hereby execute the following Certificate of Amendment, pursuant to the provisions of NJSA 14A:9-1 et seq.. 1. Name of Corporation: LAKESIDE SERENITY RESORTS INC. 2. Corporation Number: 0451289474 3. Amendments: Article 6, the Corporate Stock is amended to the following: The Stock (Total Number of Shares) is amended to 20,000,000. 4. The foregoing amendment was adopted by the unanimous consent of the Incorporator(s) before the organization meeting of the first Board of Directors/Trustees. The undersigned represent(s) that this filing complies with State law as detailed in NJSA 14A:9-1 et seq. and that they are authorized to sign this form on behalf of the NJ Domestic For-Profit Corporation on May 22, 2025. Signature XIAOWEI JIN NEW JERSEY DEPARTMENT OF THE TREASURY DIVISION OF REVENUE AND ENTERPRISE SERVICES CERTIFICATE OF INC, (PROFIT) LAKESIDE SERENITY RESORTS INC. 0451289474 The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey State Law on 05/21/2025 and was assigned identification number 0451289474. Following are the articles that constitute its original certificate. 1. Name: LAKESIDE SERENITY RESORTS INC. 2. Registered Agent: XIAOWEI JIN 3. Registered Office: 340 ROUTE 94 FREDON TWP, NEW JERSEY 07860 4. Business Purpose: START A NEW BUSINESS IN NEW JERSEY 5. Duration: PERPETUAL 6. Stock: 200 7. Effective Date of this filing is: 05/21/2025 8. First Board of Directors: XIAOWEI JIN 340 ROUTE 94 FREDON TWP, NEW JERSEY 07860 9. Incorporators: XIAOWEI JIN 340 ROUTE 94 FREDON TWP, NEW JERSEY 07860 10. Main Business Address: 340 ROUTE 94 FREDON TWP, NEW JERSEY 07860 Signatures: XIAOWEI JIN INCORPORATOR Continued on next page ... Page 1 of 2 NEW JERSEY DEPARTMENT OF THE TREASURY DIVISION OF REVENUE AND ENTERPRISE SERVICES CERTIFICATE OF INC, (PROFIT) LAKESIDE SERENITY RESORTS INC. 0451289474 IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal 21st day of May, 2025 Elizabeth Maher Muoio Certificate Number : 4280468828 Verify this certificate online at https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp State Treasurer Page 2 of 2 DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE CINCINNATI OH 45999-0023 Date of this notice: 05-21-2025 Employer Identification Number: 39-2265591 Form: SS-4 Number of this notice: CP 575 A LAKESIDE SERENITY RESORTS INC 340 ROUTE 94 FREDON TWP, NJ 07860 For assistance you may call us at: 1-800-829-4933 IF YOU WRITE, ATTACH THE STUB AT THE END OF THIS NOTICE. WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 39-2265591. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records. Taxpayers request an EIN for their business. Some taxpayers receive CP575 notices when another person has stolen their identity and are opening a business using their information. If you did not apply for this EIN, please contact us at the phone number or address listed on the top of this notice. When filing tax documents, making payments, or replying to any related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear-off stub and return it to us. Based on the information received from you or your representative, you must file the following forms by the dates shown. Form 1120 08/15/2026 If you have questions about the forms or the due dates shown, you can call us at the phone number or write to us at the address shown at the top of this notice. If you need help in determining your annual accounting period (tax year), see Publication 538, Accounting Periods and Methods. We assigned you a tax classification (corporation, partnership, etc.) based on information obtained from you or your representative. It is not a legal determination of your tax classification, and is not binding on the IRS. If you want a legal determination of your tax classification, you may request a private letter ruling from the IRS under the guidelines in Revenue Procedure 2020-1, 2020-1 I.R.B. 1 (or superseding Revenue Procedure for the year at issue). Note: Certain tax classification elections can be requested by filing Form 8832, Entity Classification Election. See Form 8832 and its instructions for additional information. IMPORTANT INFORMATION FOR S CORPORATION ELECTION: If you intend to elect to file your return as a small business corporation, an election to file a Form 1120-S, U.S. Income Tax Return for an S Corporation, must be made within certain timeframes and the corporation must meet certain tests. All of this information is included in the instructions for Form 2553, Election by a Small Business Corporation. (IRS USE ONLY) 575A 05-21-2025 LAKE B 9999999999 SS-4 If you are required to deposit for employment taxes (Forms 941, 943, 940, 944, 945, CT-1, or 1042), excise taxes (Form 720), or income taxes (Form 1120), you will receive a Welcome Package shortly, which includes instructions for making your deposits electronically through the Electronic Federal Tax Payment System (EFTPS). A Personal Identification Number (PIN) for EFTPS will also be sent to you under separate cover. Please activate the PIN once you receive it, even if you have requested the services of a tax professional or representative. For more information about EFTPS, refer to Publication 966, Electronic Choices to Pay All Your Federal Taxes. If you need to make a deposit immediately, you will need to make arrangements with your Financial Institution to complete a wire transfer. The IRS is committed to helping all taxpayers comply with their tax filing obligations. If you need help completing your returns or meeting your tax obligations, Authorized e-file Providers, such as Reporting Agents or other payroll service providers, are available to assist you. Visit www.irs.gov/mefbusproviders for a list of companies that offer IRS e-file for business products and services. IMPORTANT REMINDERS: * Keep a copy of this notice in your permanent records. This notice is issued only one time and the IRS will not be able to generate a duplicate copy for you. You may give a copy of this document to anyone asking for proof of your EIN. * Use this EIN and your name exactly as they appear at the top of this notice on all your federal tax forms. * Refer to this EIN on your tax-related correspondence and documents. * Provide future officers of your organization with a copy of this notice. Your name control associated with this EIN is LAKE. You will need to provide this information along with your EIN, if you file your returns electronically. Safeguard your EIN by referring to Publication 4557, Safeguarding Taxpayer Data: A Guide for Your Business. You can get any of the forms or publications mentioned in this letter by visiting our website at www.irs.gov/forms-pubs or by calling 800-TAX-FORM (800-829-3676). If you have questions about your EIN, you can contact us at the phone number or address listed at the top of this notice. If you write, please tear off the stub at the bottom of this notice and include it with your letter. Thank you for your cooperation. (IRS USE ONLY) 575A 05-21-2025 LAKE B 9999999999 SS-4 Keep this part for your records. CP 575 A (Rev. 7-2007) ---------------------------------------------------------------------------------------------- Return this part with any correspondence so we may identify your account. Please CP 575 A correct any errors in your name or address. 9999999999 Your Telephone Number Best Time to Call DATE OF THIS NOTICE: 05-21-2025 ( ) - EMPLOYER IDENTIFICATION NUMBER: 39-2265591 _____________________ _________________ FORM: SS-4 NOBOD INTERNAL REVENUE SERVICE LAKESIDE SERENITY RESORTS INC CINCINNATI OH 45999-0023 340 ROUTE 94 FREDON TWP, NJ 07860